Exhibit 4.66

Counterpart __ of 20

ENTERGY ARKANSAS, LLC

(successor to Entergy Arkansas, Inc.)

TO

DEUTSCHE BANK TRUST COMPANY AMERICAS

(successor to Guaranty Trust Company of New York)

AND

(as to property, real or personal, situated or being in Missouri)

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

(successor to Marvin A. Mueller)

As Trustees under Entergy Arkansas, LLC’s Mortgage and Deed of Trust,

Dated as of October 1, 1944

EIGHTY-EIGHTH SUPPLEMENTAL INDENTURE

Providing among other things for

First Mortgage Bonds, 4.95% Series due January 15, 2036

(Ninety-fifth Series)

and

First Mortgage Bonds, 5.75% Series due January 15, 2056

(Ninety-sixth Series)

Dated as of January 1, 2026

EIGHTY-EIGHTH SUPPLEMENTAL INDENTURE

INDENTURE, dated as of January 1, 2026, between ENTERGY ARKANSAS, LLC, a limited liability company of the State of Texas, whose post office address is 425 West Capitol, Little Rock, Arkansas 72201 (hereinafter sometimes called the “Company”), as successor to Entergy Arkansas, Inc., a corporation of the State of Arkansas converted to a corporation of the State of Texas on November 19, 2018 (hereinafter sometimes called the “Original Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (successor to Guaranty Trust Company of New York), a New York banking corporation, whose post office address is Global Transactional Banking, 1 Columbus Circle, 4th Floor, Mail Stop: NYC01-0417, New York, New York 10019 (hereinafter sometimes called the “Corporate Trustee”), and (as to property, real or personal, situated or being in Missouri) THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION (successor to Marvin A. Mueller), whose mailing address is 4655 Salisbury Road, Suite 300, Jacksonville, Florida 32256 (said The Bank of New York Mellon Trust Company, National Association being hereinafter sometimes called the “Missouri Co-Trustee” and the Corporate Trustee and the Missouri Co-Trustee being hereinafter together sometimes called the “Trustees”), as Trustees under the Mortgage and Deed of Trust, dated as of October 1, 1944 (hereinafter sometimes called the “Mortgage”), which Mortgage was executed and delivered by the Original Company to secure the payment of bonds issued or to be issued under and in accordance with the provisions of the Mortgage, reference to which Mortgage is hereby made, this indenture (hereinafter called the “Eighty-eighth Supplemental Indenture”) being supplemental thereto.

WHEREAS, the Mortgage was appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming; and

WHEREAS, an instrument, dated as of July 7, 1949, was executed by the Original Company appointing Herbert E. Twyeffort as Co-Trustee in succession to Henry A. Theis (resigned) under the Mortgage, and by Herbert E. Twyeffort accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming; and

WHEREAS, an instrument, dated as of March 1, 1960, was executed by the Original Company appointing Grainger S. Greene as Co-Trustee in succession to Herbert E. Twyeffort (resigned) under the Mortgage, and by Grainger S. Greene accepting said appointment, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming; and

WHEREAS, by the Twenty-first Supplemental Indenture mentioned below, the Original Company, among other things, appointed John W. Flaherty as Co-Trustee in succession to Grainger S. Greene (resigned) under the Mortgage, and John W. Flaherty accepted said appointment; and

WHEREAS, by the Thirty-third Supplemental Indenture mentioned below, the Original Company, among other things, appointed Marvin A. Mueller as Missouri Co-Trustee under the Mortgage, and Marvin A. Mueller accepted said appointment; and

WHEREAS, by the Thirty-fifth Supplemental Indenture mentioned below, the Original Company, among other things, appointed The Boatmen’s National Bank of St. Louis as Missouri Co-Trustee in succession to Marvin A. Mueller (resigned) under the Mortgage, and The Boatmen’s National Bank of St. Louis accepted said appointment; and

WHEREAS, an instrument, dated as of September 1, 1994, was executed by the Original Company appointing Bankers Trust Company as Trustee, and Stanley Burg as Co-Trustee, in succession to Morgan Guaranty Trust Company of New York (resigned) and John W. Flaherty (resigned), respectively, under the Mortgage and Bankers Trust Company and Stanley Burg accepted said appointments, and said instrument was appropriately filed or recorded in various official records in the States of Arkansas, Missouri, Tennessee and Wyoming; and

WHEREAS, by the Fifty-fifth Supplemental Indenture mentioned below, the Original Company, among other things, appointed Peter D. Van Cleve as Missouri Co-Trustee in succession to The Boatmen’s National Bank of St. Louis (resigned) under the Mortgage, and Peter D. Van Cleve accepted said appointment; and

WHEREAS, by an instrument, dated as of May 31, 2000, the Original Company appointed BNY Trust Company of Missouri as Missouri Co-Trustee in succession to Peter D. Van Cleve (resigned) under the Mortgage, and BNY Trust Company of Missouri accepted said appointment, and said instrument was appropriately filed or recorded in various official records in the State of Missouri; and

WHEREAS, by an instrument, dated as of April 15, 2002, filed with the Banking Department of the State of New York, Bankers Trust Company, Trustee, effected a corporate name change pursuant to which, effective such date, it is known as Deutsche Bank Trust Company Americas; and

WHEREAS, by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Trust Company of Missouri merged into BNY Missouri Interim Trust Company, National Association, and by an instrument dated November 1, 2004, filed with the Office of the Comptroller of the Currency in Colorado, BNY Missouri Interim Trust Company, National Association, merged into The Bank of New York Trust Company, National Association; and

WHEREAS, by the Sixty-third Supplemental Indenture mentioned below, the Original Company, the Corporate Trustee, Stanley Burg as Co-Trustee, and The Bank of New York Trust Company, National Association, as Missouri Co-Trustee, appointed Jeffrey Schroeder to serve as Missouri Co-Trustee under the Mortgage, and Jeffrey Schroeder accepted such appointment; and

WHEREAS, by an instrument effective as of February 28, 2005, Jeffrey Schroeder resigned as a Missouri Co-Trustee; and

WHEREAS, effective July 1, 2008, The Bank of New York Trust Company, National Association changed its name to The Bank of New York Mellon Trust Company, National Association; and

WHEREAS, by the Sixty-ninth Supplemental Indenture mentioned below, effective as of October 1, 2010, Stanley Burg resigned as Co-Trustee; and

WHEREAS, by the Mortgage the Original Company covenanted that it would execute and deliver such supplemental indenture or indentures and such further instruments and do such further acts as might be necessary or proper to carry out more effectually the purposes of the Mortgage and to make subject to the lien of the Mortgage any property thereafter acquired and intended to be subject to the lien thereof; and

WHEREAS, the Original Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
First Supplemental Indenture	July 1, 1947
Second Supplemental Indenture	August 1, 1948
Third Supplemental Indenture	October 1, 1949
Fourth Supplemental Indenture	June 1, 1950
Fifth Supplemental Indenture	October 1, 1951
Sixth Supplemental Indenture	September 1, 1952
Seventh Supplemental Indenture	June 1, 1953
Eighth Supplemental Indenture	August 1, 1954
Ninth Supplemental Indenture	April 1, 1955
Tenth Supplemental Indenture	December 1, 1959
Eleventh Supplemental Indenture	May 1, 1961
Twelfth Supplemental Indenture	February 1, 1963
Thirteenth Supplemental Indenture	April 1, 1965
Fourteenth Supplemental Indenture	March 1, 1966
Fifteenth Supplemental Indenture	March 1, 1967
Sixteenth Supplemental Indenture	April 1, 1968
Seventeenth Supplemental Indenture	June 1, 1968
Eighteenth Supplemental Indenture	December 1, 1969
Nineteenth Supplemental Indenture	August 1, 1970
Twentieth Supplemental Indenture	March 1, 1971
Twenty-first Supplemental Indenture	August 1, 1971
Twenty-second Supplemental Indenture	April 1, 1972
Twenty-third Supplemental Indenture	December 1, 1972

Twenty-fourth Supplemental Indenture	June 1, 1973
Twenty-fifth Supplemental Indenture	December 1, 1973
Twenty-sixth Supplemental Indenture	June 1, 1974
Twenty-seventh Supplemental Indenture	November 1, 1974
Twenty-eighth Supplemental Indenture	July 1, 1975
Twenty-ninth Supplemental Indenture	December 1, 1977
Thirtieth Supplemental Indenture	July 1, 1978
Thirty-first Supplemental Indenture	February 1, 1979
Thirty-second Supplemental Indenture	December 1, 1980
Thirty-third Supplemental Indenture	January 1, 1981
Thirty-fourth Supplemental Indenture	August 1, 1981
Thirty-fifth Supplemental Indenture	February 1, 1982
Thirty-sixth Supplemental Indenture	December 1, 1982
Thirty-seventh Supplemental Indenture	February 1, 1983
Thirty-eighth Supplemental Indenture	December 1, 1984
Thirty-ninth Supplemental Indenture	December 1, 1985
Fortieth Supplemental Indenture	July 1, 1986
Forty-first Supplemental Indenture	July 1, 1989
Forty-second Supplemental Indenture	February 1, 1990
Forty-third Supplemental Indenture	October 1, 1990
Forty-fourth Supplemental Indenture	November 1, 1990
Forty-fifth Supplemental Indenture	January 1, 1991
Forty-sixth Supplemental Indenture	August 1, 1992
Forty-seventh Supplemental Indenture	November 1, 1992
Forty-eighth Supplemental Indenture	June 15, 1993
Forty-ninth Supplemental Indenture	August 1, 1993
Fiftieth Supplemental Indenture	October 1, 1993
Fifty-first Supplemental Indenture	October 1, 1993
Fifty-second Supplemental Indenture	June 15, 1994
Fifty-third Supplemental Indenture	March 1, 1996
Fifty-fourth Supplemental Indenture	March 1, 1997
Fifty-fifth Supplemental Indenture	March 1, 2000
Fifty-sixth Supplemental Indenture	July 1, 2001
Fifty-seventh Supplemental Indenture	March 1, 2002
Fifty-eighth Supplemental Indenture	November 1, 2002
Fifty-ninth Supplemental Indenture	May 1, 2003
Sixtieth Supplemental Indenture	June 1, 2003
Sixty-first Supplemental Indenture	June 15, 2003
Sixty-second Supplemental Indenture	October 1, 2004
Sixty-third Supplemental Indenture	January 1, 2005
Sixty-fourth Supplemental Indenture	March 1, 2005
Sixty-fifth Supplemental Indenture	May 1, 2005
Sixty-sixth Supplemental Indenture	June 1, 2006
Sixty-seventh Supplemental Indenture	July 1, 2008
Sixty-eighth Supplemental Indenture	November 1, 2008

Sixty-ninth Supplemental Indenture	October 1, 2010
Seventieth Supplemental Indenture	November 1, 2010
Seventy-first Supplemental Indenture	December 1, 2012
Seventy-second Supplemental Indenture	January 1, 2013
Seventy-third Supplemental Indenture	May 1, 2013
Seventy-fourth Supplemental Indenture	June 1, 2013
Seventy-fifth Supplemental Indenture	July 15, 2013
Seventy-sixth Supplemental Indenture	March 1, 2014
Seventy-seventh Supplemental Indenture	December 1, 2014
Seventy-eighth Supplemental Indenture	January 1, 2016
Seventy-ninth Supplemental Indenture	August 1, 2016
Eightieth Supplemental Indenture	May 1, 2018

which supplemental indentures were appropriately filed or recorded in various official records in the States of Arkansas, Louisiana, Missouri, Tennessee and Wyoming, as applicable; and

WHEREAS, effective as of November 19, 2018, the Original Company changed its state of incorporation from Arkansas to Texas and converted to a Texas corporation; and

WHEREAS, effective as of 11:58 pm Central Time, November 30, 2018, the Original Company allocated, subject to the Lien of the Mortgage, all or substantially all the Mortgaged and Pledged Property as an entirety to the Company (the “2018 Transfer”) pursuant to a Plan of Merger between the Original Company and the Company (the “2018 Transfer Documents”), pursuant to which, among other things, the Company succeeded to the ownership of all of the Original Company’s right, title and interest in and to the Mortgaged and Pledged Property as constituted immediately prior to the time that the 2018 Transfer became effective, and succeeded to all of the Original Company’s duties and obligations under the Mortgage and the bonds outstanding thereunder; and

WHEREAS, the Company executed and delivered to the Corporate Trustee the Eighty-first Supplemental Indenture, dated as of November 30, 2018 (“Eighty-first Supplemental Indenture”) in which the Company assumed and agreed to pay, duly and punctually, the principal of and interest on the bonds issued under the Mortgage in accordance with the provisions of said bonds and any coupons and of the Mortgage, and shall agree to perform and fulfill all the covenants and conditions of the Mortgage to be kept or performed by the Original Company, which Eighty-first Supplemental Indenture has been duly recorded in various official records in the States of Arkansas, Louisiana, Missouri and Tennessee and with the Secretary of State of Texas; and

WHEREAS, effective as of December 1, 2018, the name of the Company was changed from Entergy Arkansas Power, LLC to Entergy Arkansas, LLC; and

WHEREAS, the Company executed and delivered to the Trustees the following supplemental indentures:

Designation	Dated as of
Eighty-second Supplemental Indenture	March 1, 2019
Eighty-third Supplemental Indenture	September 1, 2020
Eighty-fourth Supplemental Indenture	March 1, 2021
Eighty-fifth Supplemental Indenture	January 1, 2023
Eighty-sixth Supplemental Indenture	August 1, 2023
Eighty-seventh Supplemental Indenture	May 1, 2024

WHEREAS, in addition to the property described in the Mortgage, as heretofore supplemented, the Company has acquired certain other property, rights and interests in property; and

WHEREAS, the Original Company or the Company has heretofore issued, in accordance with the provisions of the Mortgage, as supplemented, the following series of First Mortgage Bonds:

Series	Principal Amount Issued	Principal Amount Outstanding
3 1/8% Series due 1974	$30,000,000	None
2 7/8% Series due 1977	11,000,000	None
3 1/8% Series due 1978	7,500,000	None
2 7/8% Series due 1979	8,700,000	None
2 7/8% Series due 1980	6,000,000	None
3 5/8% Series due 1981	8,000,000	None
3 1/2% Series due 1982	15,000,000	None
4 1/4% Series due 1983	18,000,000	None
3 1/4% Series due 1984	7,500,000	None
3 3/8% Series due 1985	18,000,000	None
5 5/8% Series due 1989	15,000,000	None
4 7/8% Series due 1991	12,000,000	None
4 3/8% Series due 1993	15,000,000	None
4 5/8% Series due 1995	25,000,000	None
5 3/4% Series due 1996	25,000,000	None
5 7/8% Series due 1997	30,000,000	None
7 3/8% Series due 1998	15,000,000	None
9 1/4% Series due 1999	25,000,000	None
9 5/8% Series due 2000	25,000,000	None
7 5/8% Series due 2001	30,000,000	None
8% Series due August 1, 2001	30,000,000	None
7 3/4% Series due 2002	35,000,000	None
7 1/2% Series due December 1, 2002	15,000,000	None
8% Series due 2003	40,000,000	None

8 1/8% Series due December 1, 2003	40,000,000	None
10 1/2% Series due 2004	40,000,000	None
9 1/4% Series due November 1, 1981	60,000,000	None
10 1/8% Series due July 1, 2005	40,000,000	None
9 1/8% Series due December 1, 2007	75,000,000	None
9 7/8% Series due July 1, 2008	75,000,000	None
10 1/4% Series due February 1, 2009	60,000,000	None
16 1/8% Series due December 1, 1986	70,000,000	None
4 1/2% Series due September 1, 1983	1,202,000	None
5 1/2% Series due January 1, 1988	598,310	None
5 5/8% Series due May 1, 1990	1,400,000	None
6 1/4% Series due December 1, 1996	3,560,000	None
9 3/4% Series due September 1, 2000	4,600,000	None
8 3/4% Series due March 1, 1998	9,800,000	None
17 3/8% Series due August 1, 1988	75,000,000	None
16 1/2% Series due February 1, 1991	80,000,000	None
13 3/8% Series due December 1, 2012	75,000,000	None
13 1/4% Series due February 1, 2013	25,000,000	None
14 1/8% Series due December 1, 2014	100,000,000	None
Pollution Control Series A	128,800,000	None
10 1/4% Series due July 1, 2016	50,000,000	None
9 3/4% Series due July 1, 2019	75,000,000	None
10% Series due February 1, 2020	150,000,000	None
10 3/8% Series due October 1, 2020	175,000,000	None
Solid Waste Disposal Series A	21,066,667	None
Solid Waste Disposal Series B	28,440,000	None
7 1/2% Series due August 1, 2007	100,000,000	None
7.90% Series due November 1, 2002	25,000,000	None
8.70% Series due November 1, 2022	25,000,000	None
Pollution Control Series B	46,875,000	None
6.65% Series due August 1, 2005	115,000,000	None
6% Series due October 1, 2003	155,000,000	None
7% Series due October 1, 2023	175,000,000	None
Pollution Control Series C	20,319,000	None
Pollution Control Series D	9,586,400	None
8 3/4% Series due March 1, 2026	85,000,000	None
7% Series due March 1, 2002	85,000,000	None
7.72% Series due March 1, 2003	100,000,000	None
6 1/8% Series due July 1, 2005	100,000,000	None
6.70% Series due April 1, 2032	100,000,000	None
6.00% Series due November 1, 2032	100,000,000	None
5.40% Series due May 1, 2018	150,000,000	None
5.90% Series due June 1, 2033	100,000,000	None
5% Series due July 1, 2018	115,000,000	None
6.38% Series due November 1, 2034	60,000,000	None

5.66% Series due February 1, 2025	175,000,000	None
5% Pollution Control Series E	45,000,000	None
4.5% Series due June 1, 2010	100,000,000	None
Pollution Control Series F	56,378,000	None
5.40% Series due August 1, 2013	300,000,000	None
5.75% Series due November 1, 2040	225,000,000	None
3.75% Series due February 15, 2021	350,000,000	None
4.90% Series due December 1, 2052	200,000,000	None
Pollution Control Series G	55,266,000	None
Pollution Control Series H	45,713,000	None
3.05% Series due June 1, 2023	250,000,000	None
4.75% Series due June 1, 2063	125,000,000	None
2013 Credit Agreement Collateral Series due January 26, 2015	255,000,000	None
3.70% Series due June 1, 2024	375,000,000	None
4.95% Series due December 15, 2044	250,000,000	250,000,000
3.5% Series due April 1, 2026	600,000,000	600,000,000
4.875% Series due September 1, 2066	410,000,000	410,000,000
4.00% Series due June 1, 2028	350,000,000	350,000,000
4.20% Series due April 1, 2049	550,000,000	550,000,000
2.65% Series due June 15, 2051	675,000,000	675,000,000
3.35% Series due June 15, 2052	400,000,0000	400,000,0000
5.15% Series due January 15, 2033	425,000,000	425,000,000
5.30% Series due September 15, 2033	300,000,000	300,000,000
5.45% Series due June 1, 2034	700,000,000	700,000,000
5.75% Series due June 1, 2054	400,000,000	400,000,000

which bonds are also hereinafter sometimes called bonds of the First through Ninety-fourth Series, respectively; and

WHEREAS, the Company is lawfully entitled to assume or operate the Mortgaged and Pledged Property; and

WHEREAS, Section 8 of the Mortgage provides that the form of each series of bonds (other than the First Series) issued thereunder and of the coupons to be attached to coupon bonds of such series shall be established by Resolution of the Board of Directors of the Company and that the form of such series, as established by said Board of Directors, shall specify the descriptive title of the bonds and various other terms thereof, and may also contain such provisions not inconsistent with the provisions of the Mortgage as the Board of Directors may, in its discretion, cause to be inserted therein expressing or referring to the terms and conditions upon which such bonds are to be issued and/or secured under the Mortgage; and

WHEREAS, Section 120 of the Mortgage provides, among other things, that any power, privilege or right expressly or impliedly reserved to or in any way conferred upon the Company by any provision of the Mortgage, whether such power, privilege or right is in any way restricted or is unrestricted, may be in whole or in part waived or surrendered or subjected to any restriction if at the time unrestricted or to additional restriction if already restricted, and the Company may enter into any further covenants, limitations or restrictions for the benefit of any one or more series of bonds issued thereunder, or the Company may cure any ambiguity contained therein or in any supplemental indenture, or may establish the terms and provisions of any series of bonds other than said First Series, by an instrument in writing executed and acknowledged by the Company in such manner as would be necessary to entitle a conveyance of real estate to record in all of the states in which any property at the time subject to the lien of the Mortgage shall be situated; and

WHEREAS, the Company now desires to create two new series of bonds, hereinafter referred to as bonds of the Ninety-fifth Series and bonds of the Ninety-sixth Series, respectively, unless the context otherwise requires, and (pursuant to the provisions of Section 120 of the Mortgage) to add to its covenants and agreements contained in the Mortgage, as heretofore supplemented, certain other covenants and agreements to be observed by it and to alter and amend in certain respects the covenants and provisions contained in the Mortgage, as heretofore supplemented; and

WHEREAS, the execution and delivery by the Company of this Eighty-eighth Supplemental Indenture, and the terms of the bonds of the Ninety-fifth Series and bonds of the Ninety-sixth Series, have been duly authorized by the Board of Directors of the Company by appropriate Resolutions of said Board of Directors.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That the Company, in consideration of the premises and of One Dollar to it duly paid by the Trustees at or before the ensealing and delivery of these presents, the receipt whereof is hereby acknowledged, and in further evidence of assurance of the estate, title and rights of the Trustees and in order further to secure the payment of both the principal of and interest and premium, if any, on the bonds from time to time issued under the Mortgage, according to their tenor and effect and the performance of all the provisions of the Mortgage (including any instruments supplemental thereto and any modifications made as in the Mortgage provided) and of said bonds, hereby grants, bargains, sells, releases, conveys, assigns, transfers, mortgages, hypothecates, affects, pledges, sets over and confirms (subject, however, to Excepted Encumbrances as defined in Section 6 of the Mortgage) unto The Bank of New York Mellon Trust Company, National Association (as to property, real or personal, situated or being in Missouri) and (to the extent of its legal capacity to hold the same for the purposes hereof) to Deutsche Bank Trust Company Americas, as Trustees under the Mortgage, and to their successor or successors in said trust, and to them and their successors and assigns forever, (a) all of the Mortgaged and Pledged Property acquired by the Company from the Original Company pursuant to the 2018 Transfer Documents, and improvements, extensions and additions thereto and renewals and replacements thereof, (b) the property made and used by the Company as the basis under any of the provisions of the Mortgage, as supplemented, for the authentication and delivery of additional bonds or the withdrawal of cash or the release of property, (c) such franchises, repairs and additional property as may be acquired, made or constructed by the Company (1) to maintain, renew and preserve the franchises covered by this Mortgage, as supplemented, or (2) to maintain the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, as an operating system or systems in good repair, working order and condition, or (3) in rebuilding or renewal of property, subject to the Lien of the Mortgage, as supplemented, damaged or destroyed, or (4) in replacement of or substitution for machinery, apparatus, equipment, frames, towers, poles, wire, pipe, tools, implements and furniture, subject to the Lien of the Mortgage, as supplemented, which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operation of the property mortgaged and intended to be mortgaged under the Mortgage, as supplemented, and (d) all property, real, personal or mixed, of any kind or nature (except any herein or in the Mortgage, as heretofore supplemented, expressly excepted), subject to the provisions of Section 87 of the Mortgage, acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the effective time of the 2018 Transfer and wheresoever situated, including (without in anywise limiting or impairing by the enumeration of the same the scope and intent of the foregoing or of any general description contained in this Eighty-eighth Supplemental Indenture) all lands, power sites, flowage rights, water rights, water locations, water appropriations, ditches, flumes, reservoirs, reservoir sites, canals, raceways, dams, dam sites, aqueducts, and all other rights or means for appropriating, conveying, storing and supplying water; all rights of way and roads; all plants for the generation of electricity by steam, water and/or other power; all power houses, gas plants, street lighting systems, standards and other equipment incidental thereto; all street and interurban railway and transportation lines and systems, terminal systems and facilities; all bridges, culverts, tracks, railways, sidings, spurs, wyes, roadbeds, trestles and viaducts; all overground and underground trolleys and feeder wires; all telephone, radio and television systems, air-conditioning systems and equipment incidental thereto, water works, water systems, steam heat and hot water plants, substations, lines, service and supply systems, ice or refrigeration plants and equipment, offices, buildings and other structures and the equipment thereof, all machinery, engines, boilers, dynamos, electric, gas and other machines, regulators, meters, transformers, generators, motors, electrical, gas and mechanical appliances, conduits, cables, water, steam heat, gas or other pipes, gas mains and pipes, service pipes, fittings, valves and connections, pole and transmission lines, wires, cables, tools, implements, apparatus, furniture and chattels; all municipal and other franchises, consents or permits; all lines for the transmission and distribution of electric current, gas, steam heat or water for any purpose including towers, poles, wires, cables, pipes, conduits, ducts and all apparatus for use in connection therewith; all real estate, lands, easements, servitudes, licenses, permits, franchises, privileges, rights of way and other rights in or relating to real estate or the occupancy of the same and (except as herein or in the Mortgage, as heretofore supplemented, expressly excepted) all the right, title and interest of the Company in and to all other property of any kind or nature appertaining to and/or used and/or occupied and/or enjoyed in connection with any property hereinbefore or in the Mortgage, as heretofore supplemented, described.

TOGETHER WITH all and singular the tenements, hereditaments, prescriptions, servitudes and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders and (subject to the provisions of Section 57 of the Mortgage) the tolls, rents, revenues, issues, earnings, income, product and profits thereof and all the estate, right, title and interest and claim whatsoever, at law as well as in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

IT IS HEREBY AGREED by the Company that, subject to the provisions of Section 87 of the Mortgage, all the property, rights and franchises acquired by the Company (by purchase, consolidation, merger, donation, construction, erection or in any other way) after the date hereof, except any herein or in the Mortgage, as heretofore supplemented, expressly excepted, shall be and are as fully granted and conveyed hereby and by the Mortgage and as fully embraced within the lien hereof and the lien of the Mortgage, as heretofore supplemented, as if such property, rights and franchises were now owned by the Company and were specifically described herein or in the Mortgage and conveyed hereby or thereby.

PROVIDED THAT the following are not and are not intended to be now or hereafter granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed hereunder and are hereby expressly excepted from the lien and operation of this Eighty-eighth Supplemental Indenture and from the lien and operation of the Mortgage, as heretofore supplemented, viz: (1) cash, shares of stock, bonds, notes and other obligations and other securities not hereafter specifically pledged, paid, deposited, delivered or held under the Mortgage or covenanted so to be; (2) merchandise, equipment, materials or supplies held for the purpose of sale in the usual course of business or for the purpose of repairing or replacing (in whole or in part) any street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles or other vehicles or aircraft, and fuel, oil and similar materials and supplies consumable in the operation of any properties of the Company; street cars, rolling stock, trolley coaches, motor coaches, buses, automobiles and other vehicles and all aircraft; (3) bills, notes and accounts receivable, judgments, demands and choses in action, and all contracts, leases and operating agreements not specifically pledged under the Mortgage, as heretofore supplemented, or covenanted so to be; the Company’s contractual rights or other interest in or with respect to tires not owned by the Company; (4) the last day of the term of any lease or leasehold which may hereafter become subject to the lien of the Mortgage; (5) electric energy, gas, ice, and other materials or products generated, manufactured, produced or purchased by the Company for sale, distribution or use in the ordinary course of its business; all timber, minerals, mineral rights and royalties; (6) the Company’s franchise to be a corporation; (7) the properties heretofore sold or in the process of being sold by the Company and heretofore released from the Mortgage and Deed of Trust dated as of October 1, 1926 from Arkansas Power & Light Company to Guaranty Trust Company of New York, trustee, and specifically described in a release instrument executed by Guaranty Trust Company of New York, as trustee, dated October 13, 1938, which release has heretofore been delivered by the said trustee to the Company and recorded by the Company in the office of the Recorder for Garland County, Arkansas, in Record Book 227, Page 1, all of said properties being located in Garland County, Arkansas; and (8) any property heretofore released pursuant to any provisions of the Mortgage and not heretofore disposed of by the Company; provided, however, that the property and rights expressly excepted from the lien and operation of the Mortgage, as heretofore supplemented, and this Eighty-eighth Supplemental Indenture in the above subdivisions (2) and (3) shall (to the extent permitted by law) cease to be so excepted in the event and as of the date that any or all of the Trustees or a receiver or trustee shall enter upon and take possession of the Mortgaged and Pledged Property in the manner provided in Article XIII of the Mortgage by reason of the occurrence of a Default as defined in Section 65 thereof.

TO HAVE AND TO HOLD all such properties, real, personal and mixed, granted, bargained, sold, released, conveyed, assigned, transferred, mortgaged, hypothecated, affected, pledged, set over or confirmed by the Company as aforesaid, or intended so to be, unto The Bank of New York Mellon Trust Company, National Association (as to property, real or personal, situated or being in Missouri), and (to the extent of its legal capacity to hold the same for the purposes hereof) unto Deutsche Bank Trust Company Americas, as Trustees, and their successors and assigns forever.

IN TRUST NEVERTHELESS, for the same purposes and upon the same terms, trusts and conditions and subject to and with the same provisos and covenants as are set forth in the Mortgage, as heretofore supplemented, this Eighty-eighth Supplemental Indenture being supplemental to the Mortgage.

AND IT IS HEREBY COVENANTED by the Company that all the terms, conditions, provisos, covenants and provisions contained in the Mortgage, as heretofore supplemented, shall affect and apply to the property hereinbefore described and conveyed and to the estate, rights, obligations and duties of the Company and Trustees and the beneficiaries of the trust with respect to said property, and to the Trustees and their successors in the trust in the same manner and with the same effect as if said property had been owned by the Company at the time of the execution of the Mortgage, and had been specifically and at length described in and conveyed to said Trustees, by the Mortgage as a part of the property therein stated to be conveyed.

The Company further covenants and agrees to and with the Trustees and their successors in said trust under the Mortgage, as follows:

I.

NINETY-FIFTH SERIES OF BONDS

SECTION 1. There shall be a series of bonds designated “4.95% Series due January 15, 2036” (herein sometimes called the “Ninety-fifth Series”), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Ninety-fifth Series (which shall be initially issued in the aggregate principal amount of $500,000,000) shall mature on January 15, 2036, shall be issued as fully registered bonds in the denomination of One thousand Dollars and, at the option of the Company, in any multiple or multiples of One thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof), shall bear interest at the rate of 4.95% per annum, the first interest payment to be made on July 15, 2026, for the period from January 8, 2026 to July 15, 2026 with subsequent interest payments payable semi-annually in arrears on January 15 and July 15 of each year (each a “2036 Bonds Interest Payment Date”), shall be dated as in Section 10 of the Mortgage provided, and the principal of and interest on each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on the bonds of the Ninety-fifth Series will be computed on the basis of a 360-day year of twelve 30-day months. In any case where any 2036 Bonds Interest Payment Date, redemption date or maturity of any bond of the Ninety-fifth Series shall not be a Business Day (as defined herein), then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding 2036 Bonds Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such 2036 Bonds Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day. “Business Day” means any day, other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Corporate Trustee is closed for business.

So long as all of the bonds of the Ninety-fifth Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Ninety-fifth Series shall be the Business Day immediately preceding the corresponding 2036 Bonds Interest Payment Date; provided, however, that the record date for the payment of interest which is paid after such 2036 Bonds Interest Payment Date, shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Ninety-fifth Series shall be paid to the Person in whose name such bonds of the Ninety-fifth Series are registered at the close of business on the record date for the corresponding 2036 Bonds Interest Payment Date.

(I) Form of Bonds of the Ninety-fifth Series.

The Bonds of the Ninety-fifth Series, and the Corporate Trustee’s authentication certificate to be executed on the Bonds of the Ninety-fifth Series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE NINETY-FIFTH SERIES]

[depository legend]

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(TEMPORARY REGISTERED BOND)

No.TR-	CUSIP 29366M AH1
$

ENTERGY ARKANSAS, LLC

FIRST MORTGAGE BOND, 4.95% SERIES

DUE JANUARY 15, 2036

ENTERGY ARKANSAS, LLC, a limited liability company of the State of Texas (hereinafter called the Company), for value received, hereby promises to pay to    or registered assigns, on January 15, 2036 at the office or agency of the Company in the Borough of Manhattan, The City of New York,

DOLLARS

in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from January 8, 2026, if the date of this bond is prior to July 15, 2026, or if the date of this bond is on or after July 15, 2026, from the January 15 or July 15 next preceding the date of this bond to which interest has been paid on the bonds of this series (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of 4.95% per annum in like coin or currency at said office or agency on January 15 and July 15 of each year, commencing July 15, 2026, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under the applicable law) on any overdue installment of interest at the rate of 6% per annum. So long as this bond is held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest hereon shall be the Business Day (as defined in the Eighty-eighth Supplemental Indenture referred to below) immediately preceding the date on which interest is due; provided, however, that the record date for the payment of interest which is paid after the date on which such interest is due, shall be the Business Day immediately preceding the date on which such interest is paid. Interest hereon shall be paid to the Person in whose name this bond is registered at the close of business on the record date for the payment of such interest. If any interest payment date for this bond falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series known as its First Mortgage Bonds, 4.95% Series due January 15, 2036, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Eighty-eighth Supplemental Indenture dated as of January 1, 2026, called the Mortgage), dated as of October 1, 1944, executed by the Company to Guaranty Trust Company of New York (Deutsche Bank Trust Company Americas, successor) (herein sometimes called the “Corporate Trustee”) and, as to property, real or personal, situated or being in Missouri, Marvin A. Mueller (The Bank of New York Mellon Trust Company, National Association, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer duly executed by the registered owner or by his duly authorized attorney, and thereupon a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, without charge, for a definitive bond or bonds of the same series of a like aggregate principal amount when such definitive bonds are prepared and ready for delivery.

As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

The bonds of this series are subject to redemption as provided in the Eighty-eighth Supplemental Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall be construed in accordance with and governed by the laws of the State of New York.

This bond shall not become obligatory until the Corporate Trustee or its successor under the Mortgage shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, LLC has caused this bond to be signed in its company name by its President or one of its Vice Presidents by his/her signature or a facsimile thereof, and its company seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his/her signature or a facsimile thereof, on _____, 20_.

ENTERGY ARKANSAS, LLC

By:

Attest:

CORPORATE TRUSTEE’S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Corporate Trustee

By:
Authorized Officer

(II) Prior to October 15, 2035 (the “2036 Bonds Par Call Date”), the bonds of the Ninety-fifth Series shall be redeemable at the option of the Company, in whole or in part, upon notice, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption (each a “2036 Bonds Optional Redemption Date”), at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) (a “2036 Bonds Optional Redemption Price”) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal of the bonds of the Ninety-fifth Series to be redeemed and interest thereon discounted to the 2036 Bonds Optional Redemption Date (assuming the bonds of the Ninety-fifth Series matured on the 2036 Bonds Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the 2036 Bonds Treasury Rate plus 15 basis points less (b) interest accrued to the 2036 Bonds Optional Redemption Date, and

(2) 100% of the principal amount of the bonds of the Ninety-fifth Series being redeemed,

plus, in either case, accrued and unpaid interest on the bonds of the Ninety-fifth Series being redeemed to, but not including, the 2036 Bonds Optional Redemption Date.

On or after the 2036 Bonds Par Call Date, the bonds of the Ninety-fifth Series will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ notice prior to the 2036 Bonds Optional Redemption Date, at any time and from time to time, at a 2036 Bonds Optional Redemption Price equal to 100% of the principal amount of the bonds of the Ninety-fifth Series being redeemed plus accrued and unpaid interest thereon to, but not including, the 2036 Bonds Optional Redemption Date.

“2036 Bonds Treasury Rate” means, with respect to any 2036 Bonds Optional Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The 2036 Bonds Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the 2036 Bonds Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the 2036 Bonds Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the 2036 Bonds Optional Redemption Date to the 2036 Bonds Par Call Date (the “2036 Bonds Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the 2036 Bonds Remaining Life, the two yields one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the 2036 Bonds Remaining Life – and shall interpolate to the 2036 Bonds Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the 2036 Bonds Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the 2036 Bonds Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the 2036 Bonds Optional Redemption Date.

If on the third Business Day preceding the 2036 Bonds Optional Redemption Date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the 2036 Bonds Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such 2036 Bonds Optional Redemption Date as follows:

(1) the Company shall select (a) the United States Treasury security maturing on the 2036 Bonds Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the 2036 Bonds Par Call Date, then the United States Treasury security with the maturity date that is closest to the 2036 Bonds Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2) if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the 2036 Bonds Par Call Date, one or more with maturity dates preceding the 2036 Bonds Par Call Date and one or more with maturity dates following the 2036 Bonds Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding and closest to the 2036 Bonds Par Call Date, subject to clause (3) below; or

(3) if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.

In determining the 2036 Bonds Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

The Company’s actions and determinations in determining the 2036 Bonds Optional Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

If, at the time notice of redemption is given, the redemption monies are not held by the Corporate Trustee, the redemption may be made subject to the receipt of such monies before the date fixed for redemption, and such notice shall be of no effect unless such monies are so received.

(III) Bonds of the Ninety-fifth Series shall also be redeemable at the option of the Company in whole at any time, but not in part, upon notice, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption if a Tax Credit Event (as defined in this paragraph (III)) occurs with respect to bonds of the Ninety-fifth Series at a redemption price equal to 101% of the principal amount of the bonds of the Ninety-fifth Series being redeemed plus accrued and unpaid interest thereon, if any, to but not including the date fixed for redemption.

A “Tax Credit Event” occurs with respect to the bonds of the Ninety-fifth Series, if, in the reasonable determination of the Company, there exists a material risk, due to bonds of the Ninety-fifth Series (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

If, at the time notice of redemption is given, the redemption monies are not held by the Corporate Trustee, the redemption may be made subject to the receipt of such monies before the date fixed for redemption, and such notice shall be of no effect unless such monies are so received.

(IV) At the option of the registered owner, any bonds of the Ninety-fifth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Ninety-fifth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the Ninety-fifth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

Upon the delivery of this Eighty-eighth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as heretofore supplemented, there shall be an initial issue of bonds of the Ninety-fifth Series for the aggregate principal amount of $500,000,000. Additional bonds of the Ninety-fifth Series, without limitation as to amount, having substantially the same terms as the Outstanding bonds of the Ninety-fifth Series (except for the issue date, price to public and, if applicable, the initial interest payment date) may be issued by the Company without the notice to or the consent of the existing holders of the bonds of the Ninety-fifth Series.

II.

NINETY-SIXTH SERIES OF BONDS

SECTION 1. There shall be a series of bonds designated “5.75% Series due January 15, 2056” (herein sometimes called the “Ninety-sixth Series”), each of which shall also bear the descriptive title “First Mortgage Bond,” and the form thereof, which shall be established by Resolution of the Board of Directors of the Company, shall contain suitable provisions with respect to the matters hereinafter in this Section specified. Bonds of the Ninety-sixth Series (which shall be initially issued in the aggregate principal amount of $500,000,000) shall mature on January 15, 2056, shall be issued as fully registered bonds in the denomination of One thousand Dollars and, at the option of the Company, in any multiple or multiples of One thousand Dollars (the exercise of such option to be evidenced by the execution and delivery thereof), shall bear interest at the rate of 5.75% per annum, the first interest payment to be made on July 15, 2026, for the period from January 8, 2026 to July 15, 2026 with subsequent interest payments payable semi-annually in arrears on January 15 and July 15 of each year (each a “2056 Bonds Interest Payment Date”), shall be dated as in Section 10 of the Mortgage provided, and the principal of and interest on each said bond shall be payable at the office or agency of the Company in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

Interest on the bonds of the Ninety-sixth Series will be computed on the basis of a 360-day year of twelve 30-day months. In any case where any 2056 Bonds Interest Payment Date, redemption date or maturity of any bond of the Ninety-sixth Series shall not be a Business Day, then payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day, with the same force and effect, and in the same amount, as if made on the corresponding 2056 Bonds Interest Payment Date or redemption date, or at maturity, as the case may be, and, if such payment is made or duly provided for on such Business Day, no interest shall accrue on the amount so payable for the period from and after such 2056 Bonds Interest Payment Date, redemption date or maturity, as the case may be, to such Business Day.

So long as all of the bonds of the Ninety-sixth Series are held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest on the bonds of the Ninety-sixth Series shall be the Business Day immediately preceding the corresponding 2056 Bonds Interest Payment Date; provided, however, that the record date for the payment of interest which is paid after such 2056 Bonds Interest Payment Date, shall be the Business Day immediately preceding the date on which such interest is paid. Interest on the bonds of the Ninety-sixth Series shall be paid to the Person in whose name such bonds of the Ninety-sixth Series are registered at the close of business on the record date for the corresponding 2056 Bonds Interest Payment Date.

(I) Form of Bonds of the Ninety-sixth Series.

The Bonds of the Ninety-sixth Series, and the Corporate Trustee’s authentication certificate to be executed on the Bonds of the Ninety-sixth Series, shall be in substantially the following forms, respectively:

[FORM OF FACE OF BOND OF THE NINETY-SIXTH SERIES]

[depository legend]

Unless this Certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

(TEMPORARY REGISTERED BOND)

No.TR-	CUSIP 29366M AJ7
$

ENTERGY ARKANSAS, LLC

FIRST MORTGAGE BOND, 5.75% SERIES

DUE JANUARY 15, 2056

ENTERGY ARKANSAS, LLC, a limited liability company of the State of Texas (hereinafter called the Company), for value received, hereby promises to pay to       or registered assigns, on January 15, 2056 at the office or agency of the Company in the Borough of Manhattan, The City of New York,

DOLLARS

in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts, and to pay to the registered owner hereof interest thereon from January 8, 2026, if the date of this bond is prior to July 15, 2026, or if the date of this bond is on or after July 15, 2026, from the January 15 or July 15 next preceding the date of this bond to which interest has been paid on the bonds of this series (unless the date hereof is an interest payment date to which interest has been paid, in which case from the date hereof), at the rate of 5.75% per annum in like coin or currency at said office or agency on January 15 and July 15 of each year, commencing July 15, 2026, until the principal of this bond shall have become due and payable, and to pay interest on any overdue principal and (to the extent that payment of such interest is enforceable under the applicable law) on any overdue installment of interest at the rate of 6% per annum. So long as this bond is held by The Depository Trust Company or its nominee, or a successor thereof, the record date for the payment of interest hereon shall be the Business Day (as defined in the Eighty-eighth Supplemental Indenture referred to below) immediately preceding the date on which interest is due; provided, however, that the record date for the payment of interest which is paid after the date on which such interest is due, shall be the Business Day immediately preceding the date on which such interest is paid. Interest hereon shall be paid to the Person in whose name this bond is registered at the close of business on the record date for the payment of such interest. If any interest payment date for this bond falls on a day that is not a Business Day, the payment of interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such interest payment date. If the maturity date or any redemption date of this bond falls on a day that is not a Business Day, the payment of principal and interest (to the extent payable with respect to the principal being redeemed if on a redemption date) will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after the maturity date or such redemption date.

This bond is a temporary bond and is one of an issue of bonds of the Company issuable in series known as its First Mortgage Bonds, 5.75% Series due January 15, 2056, all bonds of all series issued and to be issued under and equally secured (except insofar as any sinking or other fund, established in accordance with the provisions of the Mortgage hereinafter mentioned, may afford additional security for the bonds of any particular series) by a Mortgage and Deed of Trust (herein, together with any indenture supplemental thereto, including the Eighty-eighth Supplemental Indenture dated as of January 1, 2026, called the Mortgage), dated as of October 1, 1944, executed by the Company to Guaranty Trust Company of New York (Deutsche Bank Trust Company Americas, successor) (herein sometimes called the “Corporate Trustee”) and, as to property, real or personal, situated or being in Missouri, Marvin A. Mueller (The Bank of New York Mellon Trust Company, National Association, successor), as Trustees. Reference is made to the Mortgage for a description of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds and of the Trustees in respect thereof, the duties and immunities of the Trustees and the terms and conditions upon which the bonds are and are to be secured and the circumstances under which additional bonds may be issued. With the consent of the Company and to the extent permitted by and as provided in the Mortgage, the rights and obligations of the Company and/or the rights of the holders of the bonds and/or coupons and/or the terms and provisions of the Mortgage may be modified or altered by such affirmative vote or votes of the holders of bonds then outstanding as are specified in the Mortgage.

The principal hereof may be declared or may become due prior to the maturity date hereinbefore named on the conditions, in the manner and at the time set forth in the Mortgage, upon the occurrence of a default as in the Mortgage provided.

In the manner prescribed in the Mortgage, this bond is transferable by the registered owner hereof in person, or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this bond, together with a written instrument of transfer duly executed by the registered owner or by his duly authorized attorney, and thereupon a new fully registered temporary or definitive bond of the same series for a like principal amount will be issued to the transferee in exchange herefor as provided in the Mortgage. The Company and the Trustees may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment and for all other purposes and neither the Company nor the Trustees shall be affected by any notice to the contrary.

In the manner prescribed in the Mortgage, any bonds of this series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, are exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

In the manner prescribed in the Mortgage, this temporary bond is exchangeable at the office or agency of the Company in the Borough of Manhattan, The City of New York, without charge, for a definitive bond or bonds of the same series of a like aggregate principal amount when such definitive bonds are prepared and ready for delivery.

As provided in the Mortgage, the Company shall not be required to make transfers or exchanges of bonds of any series for a period of ten days next preceding any interest payment date for bonds of said series, or next preceding any designation of bonds of said series to be redeemed, and the Company shall not be required to make transfers or exchanges of any bonds designated in whole or in part for redemption.

The bonds of this series are subject to redemption as provided in the Eighty-eighth Supplemental Indenture.

No recourse shall be had for the payment of the principal of or interest on this bond against any incorporator or any past, present or future subscriber to the capital stock, stockholder, officer or director of the Company or of any predecessor or successor corporation, as such, either directly or through the Company or any predecessor or successor corporation, under any rule of law, statute or constitution or by the enforcement of any assessment or otherwise, all such liability of incorporators, subscribers, stockholders, officers and directors being released by the holder or owner hereof by the acceptance of this bond and being likewise waived and released by the terms of the Mortgage.

This bond shall be construed in accordance with and governed by the laws of the State of New York.

This bond shall not become obligatory until the Corporate Trustee or its successor under the Mortgage shall have signed the form of authentication certificate endorsed hereon.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, LLC has caused this bond to be signed in its company name by its President or one of its Vice Presidents by his/her signature or a facsimile thereof, and its company seal to be impressed or imprinted hereon and attested by its Secretary or one of its Assistant Secretaries, by his/her signature or a facsimile thereof, on _____, 20_.

ENTERGY ARKANSAS, LLC

By:

Attest:

CORPORATE TRUSTEE’S AUTHENTICATION CERTIFICATE

This bond is one of the bonds, of the series herein designated, described or provided for in the within-mentioned Mortgage.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Corporate Trustee

By:
Authorized Officer

(II) Prior to July 15, 2055 (the “2056 Bonds Par Call Date”), the bonds of the Ninety-sixth Series shall be redeemable at the option of the Company, in whole or in part, upon notice, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption (each a “2056 Bonds Optional Redemption Date”), at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) (a “2056 Bonds Optional Redemption Price”) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal of the bonds of the Ninety-sixth Series to be redeemed and interest thereon discounted to the 2056 Bonds Optional Redemption Date (assuming the bonds of the Ninety-sixth Series matured on the 2056 Bonds Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the 2056 Bonds Treasury Rate plus 15 basis points less (b) interest accrued to the 2056 Bonds Optional Redemption Date, and

(2) 100% of the principal amount of the bonds of the Ninety-sixth Series being redeemed,

plus, in either case, accrued and unpaid interest on the bonds of the Ninety-sixth Series being redeemed to, but not including, the 2056 Bonds Optional Redemption Date.

On or after the 2056 Bonds Par Call Date, the bonds of the Ninety-sixth Series will be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days’ notice prior to the 2056 Bonds Optional Redemption Date, at any time and from time to time, at a 2056 Bonds Optional Redemption Price equal to 100% of the principal amount of the bonds of the Ninety-sixth Series being redeemed plus accrued and unpaid interest thereon to, but not including, the 2056 Bonds Optional Redemption Date.

“2056 Bonds Treasury Rate” means, with respect to any 2056 Bonds Optional Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The 2056 Bonds Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the 2056 Bonds Optional Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as H.15 under the caption H.15 TCM. In determining the 2056 Bonds Treasury Rate, the Company shall select, as applicable:

(1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the 2056 Bonds Optional Redemption Date to the 2056 Bonds Par Call Date (the “2056 Bonds Remaining Life”); or

(2) if there is no such Treasury constant maturity on H.15 exactly equal to the 2056 Bonds Remaining Life, the two yields one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the 2056 Bonds Remaining Life – and shall interpolate to the 2056 Bonds Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

(3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the 2056 Bonds Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the 2056 Bonds Remaining Life.

For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the 2056 Bonds Optional Redemption Date.

If on the third Business Day preceding the 2056 Bonds Optional Redemption Date H.15 TCM is no longer published, or, if published, no longer contains the yields for nominal Treasury constant maturities, the Company shall calculate the 2056 Bonds Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such 2056 Bonds Optional Redemption Date as follows:

(1) the Company shall select (a) the United States Treasury security maturing on the 2056 Bonds Par Call Date, subject to clause (3) below, or (b) if there is no United States Treasury security maturing on the 2056 Bonds Par Call Date, then the United States Treasury security with the maturity date that is closest to the 2056 Bonds Par Call Date, subject to clauses (2) and (3) below, as applicable; or

(2) if there is no United States Treasury security described in clause (1), but there are two or more United States Treasury securities with maturity dates equally distant from the 2056 Bonds Par Call Date, one or more with maturity dates preceding the 2056 Bonds Par Call Date and one or more with maturity dates following the 2056 Bonds Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding and closest to the 2056 Bonds Par Call Date, subject to clause (3) below; or

(3) if there are two or more United States Treasury securities meeting the criteria of the preceding clauses (1) or (2), the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.

In determining the 2056 Bonds Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices of such United States Treasury security (expressed as a percentage of principal amount and rounded to three decimal places) at 11:00 a.m., New York City time.

The Company’s actions and determinations in determining the 2056 Bonds Optional Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

If, at the time notice of redemption is given, the redemption monies are not held by the Corporate Trustee, the redemption may be made subject to the receipt of such monies before the date fixed for redemption, and such notice shall be of no effect unless such monies are so received.

(III) Bonds of the Ninety-sixth Series shall also be redeemable at the option of the Company in whole at any time, but not in part, upon notice, mailed not less than 30 days nor more than 60 days prior to the date fixed for redemption if a Tax Credit Event (as defined in this paragraph (III)) occurs with respect to bonds of the Ninety-sixth Series at a redemption price equal to 101% of the principal amount of the bonds of the Ninety-sixth Series being redeemed plus accrued and unpaid interest thereon, if any, to but not including the date fixed for redemption.

A “Tax Credit Event” occurs with respect to the bonds of the Ninety-sixth Series, if, in the reasonable determination of the Company, there exists a material risk, due to bonds of the Ninety-sixth Series (considered together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code, that the Company or any of its affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

If, at the time notice of redemption is given, the redemption monies are not held by the Corporate Trustee, the redemption may be made subject to the receipt of such monies before the date fixed for redemption, and such notice shall be of no effect unless such monies are so received.

(IV) At the option of the registered owner, any bonds of the Ninety-sixth Series, upon surrender thereof for cancellation at the office or agency of the Company in the Borough of Manhattan, The City of New York, shall be exchangeable for a like aggregate principal amount of bonds of the same series of other authorized denominations.

Bonds of the Ninety-sixth Series shall be transferable, upon the surrender thereof for cancellation, together with a written instrument of transfer in form approved by the registrar duly executed by the registered owner or by his duly authorized attorney, at the office or agency of the Company in the Borough of Manhattan, The City of New York.

Upon any exchange or transfer of bonds of the Ninety-sixth Series, the Company may make a charge therefor sufficient to reimburse it for any tax or taxes or other governmental charge, as provided in Section 12 of the Mortgage, but the Company hereby waives any right to make a charge in addition thereto for any exchange or transfer of bonds of said Series.

Upon the delivery of this Eighty-eighth Supplemental Indenture and upon compliance with the applicable provisions of the Mortgage, as heretofore supplemented, there shall be an initial issue of bonds of the Ninety-sixth Series for the aggregate principal amount of $500,000,000. Additional bonds of the Ninety-sixth Series, without limitation as to amount, having substantially the same terms as the Outstanding bonds of the Ninety-sixth Series (except for the issue date, price to public and, if applicable, the initial interest payment date) may be issued by the Company without the notice to or the consent of the existing holders of the bonds of the Ninety-sixth Series.

III.

MISCELLANEOUS PROVISIONS

SECTION 1. The holders of each of the bonds of the Ninety-fifth Series and bonds of the Ninety-sixth Series shall be deemed to have consented and agreed that the Company may, but shall not be obligated to, fix a record date for the purpose of determining the holders of each of the bonds of the Ninety-fifth Series and bonds of the Ninety-sixth Series, respectively, entitled to consent to any amendment or supplement to the Mortgage or the waiver of any provision thereof or any act to be performed thereunder. If a record date is fixed, those persons who were holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

SECTION 2. The term “Trust Indenture Act” means, as of any time, the Trust Indenture Act of 1939, as amended, as in effect at such time.

SECTION 3. Subject to the amendments provided for in this Eighty-eighth Supplemental Indenture, the terms defined in the Mortgage and the First through Eighty-eighth Supplemental Indentures shall, for all purposes of this Eighty-eighth Supplemental Indenture, have the meanings specified in the Mortgage and the First through Eighty-eighth Supplemental Indentures.

SECTION 4. The Trustees hereby accept the trusts herein declared, provided, created or supplemented and agree to perform the same upon the terms and conditions herein and in the Mortgage and in the First through Eighty-eighth Supplemental Indentures set forth and upon the following terms and conditions:

The Trustees shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eighty-eighth Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XVII of the Mortgage, as heretofore amended, shall apply to and form part of this Eighty-eighth Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Eighty-eighth Supplemental Indenture.

SECTION 5. Whenever in this Eighty-eighth Supplemental Indenture any of the parties hereto is named or referred to, this shall, subject to the provisions of Articles XVI and XVII of the Mortgage, as heretofore amended, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Eighty-eighth Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustees, or any of them, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

SECTION 6. Nothing in this Eighty-eighth Supplemental Indenture, expressed or implied, is intended, or shall be construed, to confer upon, or give to, any person, firm or corporation, other than the parties hereto and the holders of the bonds and coupons Outstanding under the Mortgage, any right, remedy or claim under or by reason of this Eighty-eighth Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises or agreements in this Eighty-eighth Supplemental Indenture contained by or on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the bonds and of the coupons Outstanding under the Mortgage.

SECTION 7. This Eighty-eighth Supplemental Indenture shall be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

SECTION 8. This Eighty-eighth Supplemental Indenture shall be construed in accordance with and governed by the laws of the State of New York.

IN WITNESS WHEREOF, ENTERGY ARKANSAS, LLC has caused its company name to be hereunto affixed, and this instrument to be signed by its President, one of its Vice Presidents, its Treasurer or one of its Assistant Treasurers, and DEUTSCHE BANK TRUST COMPANY AMERICAS has caused its company name to be hereunto affixed, and this instrument to be signed by, two of its Vice Presidents, and THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION has caused its company name to be hereunto affixed, and this instrument to be signed by one of its Vice Presidents or one of its Senior Associates or Associates, as of the day and year first above written.

ENTERGY ARKANSAS, LLC

By:	/s/ Kevin J. Marino
Name: Kevin J. Marino
Title: Assistant Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS,
As Corporate Trustee

By:	/s/ Carol Ng
Name: Carol Ng
Title: Vice President

By:	/s/ Rodney Gaughan
Name: Rodney Gaughan
Title: Vice President

THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION,
As Co-Trustee as to property, real or personal, situated or being in Missouri

By:	/s/ April Bradley
Name: April Bradley
Title: Vice President

STATE OF LOUISIANA	)
	)	SS.:
PARISH OF ORLEANS	)

On the 5th day of January, 2026, before me appeared Kevin J. Marino, to me personally known, who, being by me duly sworn, did say that he is an Assistant Treasurer of ENTERGY ARKANSAS, LLC, and that said instrument was signed on behalf of said entity by authority of its Board of Directors, and he acknowledged said instrument to be the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said Parish and State the day and year last above written.

/s/ Dawn A. Balash
Name: Dawn A. Balash
State of Louisiana, Parish of Orleans
Notary Public Identification No. 140967
My commission expires at my death

STATE OF NEW YORK	)
	)	SS.:
COUNTY OF NEW YORK	)

On the 5th day of January, 2026, before me appeared Carol Ng and Rodney Gaughan, to me personally known, who, being by me duly sworn, did say that they were each a vice president of DEUTSCHE BANK TRUST COMPANY AMERICAS, and that said instrument was signed on behalf of said entity by authority of its Board of Directors, and they acknowledged said instrument to be the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said County and State the day and year last above written.

/s/ Annie Jaghatspanyan
Annie Jaghatspanyan
Notary Public, State of New York
Registration No. 01JA6397385
Qualified in New York County
My Commission Expires 9/3/2027

STATE OF TEXAS	)
	)	SS.:
COUNTY OF HARRIS	)

On this 5th day of January, 2026, before me appeared April Bradley personally known to me, or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and, who, being by me duly sworn, did say that she is a Vice President of THE BANK OF NEW YORK MELLON TRUST COMPANY, NATIONAL ASSOCIATION, and that said instrument was signed on behalf of said entity by authority of its Board of Directors, and she acknowledged said instrument to be the free act and deed of said entity.

IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said City and State on the day and year last above written.

/s/ Colin H. Latimer
Name: Colin H. Latimer
My Commission Expires: 7/30/2028
Notary ID 135016122